Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

15 October 2025

Matter No. 1010779 /111192510

852 2842 9530

Richard.Hall@conyers.com

SOLOWIN HOLDINGS

Room 1910-12A, Tower 3

China Hong Kong City

33 Canton Road, Tsimshatsui

Hong Kong

Re: SOLOWIN HOLDINGS (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s shelf registration statement on Form F-3 (the “Registration Statement”) to be  filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) in connection with an offering (the “Offering”) by certain selling shareholders named therein of up to 7,500,000 class A ordinary shares of par value US$0.0001 per share of the Company (the “Class A Ordinary Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of the following documents:

1.1	the Registration Statement;

1.2	the sale and purchase agreement between the Company, CHEN Dongbin and LAU Cho dated 16 June 2025 (the “Sale and Purchase Agreement”);

1.3	the second amended and restated memorandum and articles of association of the Company adopted on 17 December 2024;

1.4	the resolutions in writing of all the directors of the Company relating to, inter alia, the Sale and Purchase Agreement dated 16 June 2025, two sets of extract of the board resolutions relating to the issuance of 3,750,000 class A ordinary shares respectively to LAU Cho and CHEN Dongbin certified on 19 June 2025 (the “Extract Resolutions”) and the resolutions in writing of all the directors of the Company dated 15 October 2025 (collectively, the “Resolutions”);

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.5	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 13 October2025 (the “Certificate Date”);

1.6	a copy of the register of members of the Company certified by a certified public accountant on 14 October 2025; and

1.7	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the capacity, power and authority of each of the parties to the Sale and Purchase Agreement other than the Company, to enter into and perform its respective obligations under the Sale and Purchase Agreement;

2.4	the accuracy and completeness of all factual representations made in the Sale and Purchase Agreement, the Registration Statement, the Prospectus and other documents reviewed by us;

2.5	that the Extract Resolutions provided to us fairly and accurately presents the information and summarise the matters referred to therein and there is nothing that has been omitted therefrom that would make the Extract Resolutions inaccurate or misleading in any respect;

2.6	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.7	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8	the Company has received consideration for the full issue price of the Class A Ordinary Shares which was equal to at least the par value of the Class A Ordinary Shares;

conyers.com | 2

2.9	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission; and

2.10	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Sale and Purchase Agreement.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Act, a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2	The Class A Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

conyers.com | 3